                              CHARGE ON RECEIVABLES



                             DATED OCTOBER 21, 1997



                                     BETWEEN


                           HORIZON EXPLORATION LIMITED


                                      -AND-


                              BANK ONE, TEXAS, N.A.






                                  ALLEN & OVERY
                                     LONDON

                                TABLE OF CONTENTS

CLAUSE                                                                 PAGE

1.   Interpretation ...............................................     1
2.   Fixed Security ...............................................     3
3.   Floating Charge ..............................................     4
4.   Representations and Warranties ...............................     5
5.   General Undertakings .........................................     5
6.   Security Account .............................................     7
7.   When Security Becomes Enforceable ............................     7
8.   Enforcement Of Security ......................................     8
9.   Receiver .....................................................     9
10.  Powers Of Receiver ...........................................    10
11.  Application Of Proceeds ......................................    12
12.  Expenses And Indemnity .......................................    13
13.  Delegation ...................................................    13
14.  Further Assurances ...........................................    13
15.  Power Of Attorney 14
16.  Miscellaneous ................................................    14
17.  Changes To The Parties .......................................    15
18.  Severability .................................................    15
19.  Counterparts .................................................    15
20.  Notices ......................................................    15
21.  Waivers, Remedies Cumulative .................................    16
22.  Release ......................................................    16
23.  Governing Law ................................................    16
Signatories........................................................    16


Schedules

Notice of Assignment...............................................    17

This Charge on Receivables (this "Deed") is dated October 21, 1997 between:

(1)  HORIZON EXPLORATION LIMITED, Registered number 2804983 (the "Borrower");
     and

(2)  BANK ONE, TEXAS, N.A., a national banking association (the "Bank").

BACKGROUND:

(A) The Bank has agreed to make or may make available certain credit facilities (the "Facilities") on and subject to the terms of the Credit Agreement:

(B) It is a condition to the Bank making Facilities available that the Borrower enter into this Charge On Receivables; and

(C) It is intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.

IT IS AGREED as follows:

I.   INTERPRETATION

1.1  Definitions

     In this Deed;

     "Act"

     means the Law of Property Act 1925.

     "Charged Assets"

     means

     (a) all of the Borrower's book and other debts and all other moneys of whatever nature due, owing or payable to the Borrower (and including, without limitation, the benefit of all rights, securities and guarantees enjoyed or held by it in relation to any of the above) and including in each case (without limitation) all claims, and all moneys which may at any time be or become paid or payable to the Borrower, under or in respect of any of the above (including the proceeds of any claims, awards or judgment and any returns of premium)(the "Receivables"); and

     (b) all of the Borrower's right, title and interest in and to the Security Account, all monies now or in the future standing to the credit of the Security Account and the Borrower's right to the repayment of the balances and interest in the Security Account.

     "Credit Agreement"

     means the Credit Agreement dated 21st October, 1997 between the Borrower and the Bank.

     "Default Rate"

     means the rate specified in Clause 2.04(D) of the Credit Agreement.

     "Receiver"

     means a receiver and manager or (if the Bank so specifies in the relevant appointment) a receiver, in either case, appointed under this Deed.

     "Secured Liabilities"

     means all present and future obligations and liabilities of whatever nature of the Borrower to the Bank, whether actual or contingent and whether owned jointly or severally or in any other capacity whatsoever (including, without limitation, under or in connection with the Credit Agreement).

     "Security Account"

     means the account(s) referred to in Clause 6 (Security Account).

     "Security Interest"

     means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement (such as a blocked account or "flawed asset" arrangement) having a commercial effect analogous to the conferring of security.

     "Security Period"

     means the period beginning on the date of this Deed and ending on the date on which the Bank is satisfied (acting reasonably) that all the Secured Liabilities have been unconditionally and irrevocably paid and discharged in full and that there is no material risk that any further Secured Liabilities can arise under or in respect of the Credit Agreement.

     "Subsidiary"

     means

     (a) a subsidiary within the meaning of Section 735 of The Companies Act 1985 as amended by Section 144 of The Companies Act 1989; and

     (b) unless the context otherwise requires, a subsidiary undertaking within the meaning of Section 21 of The Companies Act 1989.

1.2  Construction

     (a) Capitalised terms defined in the Credit Agreement have, unless expressly defined in this Deed, the same meaning in this Deed.

     (b) The provisions of Article VIII (Miscellaneous) of the Credit Agreement shall apply to this Deed as though they were set out in full in this Deed except that references to the Credit Agreement are to be construed as references to this Deed.

     (c) If the Bank considers that in respect of any amount paid by the Borrower to the Bank under the Credit Agreement there is a material risk of such payment being avoided or otherwise set aside on the liquidation or administration of the Borrower or otherwise, then that amount shall not be considered to have been irrevocably paid for the purposes of this Deed.

     (d) A reference in this Deed to any assets includes, unless the context otherwise requires, present and future assets.

2.   FIXED SECURITY

2.1  Assignment

     (a) The Borrower, with full title guarantee, assigns all of the Charged Assets absolutely in favour of the Bank.

     (b) Except (in the cases only of paragraphs (i) and (ii) below) whilst an Event of Default or Unmatured Event of Default is subsisting or after the Bank has taken any steps to enforce any of the security conferred by the Deed:

          (i) the Bank shall permit the Borrower to exercise its rights under or in relation to the Charged Assets provided that the exercise of these rights in the manner proposed would not result in the occurrence of an Event of Default or an Unmatured Event of
                Default:

          (ii) any amount payable to the Borrower under or in respect of any Charged Assets shall be paid to the Security Account in accordance with the Credit Agreement; and

          (iii) any payments received by the Bank under or in respect of any Charged Assets by virtue of this Deed shall be paid by the Bank into the Security Account in accordance with the Credit Agreement.

     (c) At the end of the Security Period the Borrower shall be entitled to redeem the Charged Assets.

2.2  Creation of fixed security

     The Borrower, with full title guarantee and as security for the payment of all of the Secured Liabilities, charges in favour of the Bank by way of first fixed charge, all of the Charged Assets to the extent (if any) not effectively assigned under Clause 2.1 (Assignment).

2.3  Miscellaneous

     Without prejudice to Clause 2.2 (Creation of fixed security), if, pursuant to Clause 6.3 (Withdrawals), the Borrower is entitled to withdraw the proceeds of any book and other debts standing to the credit of a Security Account and, as a result, those proceeds are in any way released from the fixed charge pursuant to Clause 2.2 (Creation of fixed security) and stand subject to the fixed charge pursuant to Clause 2.2 (Creation of fixed security) or the floating charge created pursuant to Clause 3.1 (Creation of floating charge), the release will in no way derogate from the subsistence and continuance of the fixed charge on all other outstanding book and other debts of the Borrower and the proceeds of those debts.

3.   FLOATING CHARGE

3.1  Creation of floating charge

     The Borrower, with full title guarantee and as security for the payment of all of the Secured Liabilities, charges in favour of the Bank by way of a first floating charge all of the Charged Assets to the extent (if any) not effectively assigned or charged by Clause 2 (Fixed security).

3.2  Conversion

     The Bank may by notice to the Borrower convert the floating charge created by this Deed into a fixed charge as regards all or any of the Charged Assets specified in the notice if:

     (a)  an Event of Default or Unmatured Event of Default is subsisting; or

     (b) the Bank in good faith considers those assets to be in danger of being seized or sold under any form of distress, attachment, execution or other legal process or to be otherwise in jeopardy.

4.   REPRESENTATIONS AND WARRANTIES

4.1  Representations and warranties

     The Borrower makes the representations and warranties set out in this Clause 4 (Representations and warranties) to the Bank.

4.2  Security

     Subject to due registration (to the extent required) under Section 395 of the Companies Act 1985, this Deed confers those Security Interests it purports to confer over all of the assets referred to in this Deed and those Security Interests:

     (a)  are not subject to any prior or pari passu Security Interests; and

     (b) are not liable to avoidance on liquidation or bankruptcy, composition or any other similar insolvency proceedings.

4.3  Times for making representations and warranties

     The representations and warranties set out in this Clause 4
     (Representations and warranties) are made on the date of this Deed and are deemed to be repeated by the Borrower on such date during the Security Period on which any of the representations and warranties set out in
     Article IV of the Credit Agreement are repeated with reference to the facts and circumstances then existing.

5.   GENERAL UNDERTAKINGS

5.1  Duration

     The undertakings in this Clause 5 (General undertakings) shall remain in force throughout the Security Period.

5.2  Negative pledge

     (a) The Borrower shall not create or permit to subsist any Security Interest on any of the Charged Assets.

     (b) If the Borrower creates or permits to subsist any Security Interest on any of the Charged Assets contrary to paragraph (a) above, to the extent possible under applicable law, all the obligations of the Borrower under the Credit Agreement shall automatically and immediately be secured upon the same assets, ranking at least pari passu with the other obligations secured on those assets.

5.3  Disposals

     The Borrower shall not sell, transfer, grant, or lease or otherwise dispose of (whether by a single transaction or a number of related transactions and whether at the same time or over a period of time) all or any part of its interest in any Charged Asset.

5.4  Book debts and receipts

     The Borrower shall:

     (a)  get in and realise the Borrower's:

          (i)  securities to the extent held by way of temporary investment; and

          (ii) book and other debts and other moneys,

          in the ordinary course of its business and hold the proceeds of the getting in and realisation (until payment into the Security Account in accordance with Clause 6) upon trust for the Bank; and

     (b) save to the extent that the Bank otherwise agrees, pay the proceeds of the getting in and realisation into the Security Account in accordance with Clause 6.

5.5  Notice of assignment

     With respect to the Security Account and the Receivables, the Borrower shall immediately, if and when so requested from time to time by the Bank, give a notice substantially in the form of Schedule 1 or Schedule 2 to this Deed (as applicable) (or in such other form as may be required by the Company) to:

     (a) in relation to the Security Account, the Account Bank (and any other Account Bank appointed from time to time under Clause 6.2); and

     (b) in relation to the Receivables, each party from whom the Receivables, or any of them, are, or will become, due, owing or payable to the Borrower from time to time, and the Borrower shall use its reasonable endeavours to procure that each such party shall duly sign and return a form of acknowledgment of each such notice.

6.   SECURITY ACCOUNT

6.1  Accounts

     The Security Account must be maintained at a branch of National Westminster Bank plc ("Account Bank") approved by the Bank. The account numbers for the initial Security Accounts are: Sterling Account No. 13624008; and U.S. Dollar Account No. 01/03668568.

6.2  Change of Account Bank

     (a) The Account Bank may be changed to another bank or financial institution reasonably acceptable to the Bank upon advance written notice to Bank at least ten (10) Business Days prior to the effective date of such change, which notice shall specify the effective date of the change and full particulars regarding the new Account Bank and new Security Account.

     (b) In the event of a change of Account Bank, the amount (if any) standing to the credit of the Security Account maintained with the old Account Bank shall be transferred to the corresponding Security Account maintained with the new Account Bank forthwith upon the appointment taking effect. The Borrower shall take any action which the Bank may reasonably require to facilitate a change of Account Bank and any transfer of credit balances (including the execution of bank mandate forms).

6.3  Withdrawals

     (a) Except with the prior consent of the Bank, which consent is evidenced by Clause 2.1 (b) (i) unless and until an Event of Default or an Unmatured Event of Default shall have occurred, the Borrower shall not withdraw any moneys standing to the credit of the Security Account.

     (b) The Bank (or a Receiver) may (subject to the payment of any claims having priority to this security) withdraw amounts standing to the credit of the Security Account to meet an amount due and payable under the Credit Agreement when it is due and payable.

7.   WHEN SECURITY BECOMES ENFORCEABLE

     (a) The security constituted by this Deed shall become immediately enforceable upon the Bank giving the Borrower, at any time whilst an Event of Default is subsisting, a notice to the effect that such security is enforceable. The power of sale and other powers conferred by Section 101 of the Act, as varied or amended by this Deed, shall be immediately exercisable upon and at any time after the giving of such a notice. After the security constituted by this Deed has become enforceable, the Bank may in its absolute discretion enforce all or any part of the security in any manner it sees fit.

     (b) Notwithstanding (but without limiting or affecting) paragraph (a) above, the Bank will not begin to enforce the security constituted by this Deed except at a time when an Event of Default is subsisting. For the avoidance of doubt, the Bank may (without breaching this undertaking) enforce all or any part of that security in accordance with paragraph (a) above after it has begun to enforce any of that security, regardless of whether an Event of Default is still subsisting.

8.   ENFORCEMENT OF SECURITY

8.1  General

     For the purposes of all powers implied by statute, the Secured Liabilities are deemed to have become due and payable on the date of this Deed and
     Section 103 of the Act (respecting the power of sale) and Section 93 of the Act (restricting the rights of consolidation) do not apply to the security constituted by this Deed. The statutory powers of leasing conferred on the Bank are extended so as to authorise the Bank to lease, make agreements for leases, accept surrenders of leases and grant options as the Bank may think fit and without the need to comply with any provision of section 99 or 100 of the Act.

8.2  Contingencies

     If the Bank enforces the security constituted by this Deed at a time when no amounts are due under the Credit Agreement but at a time when amounts may or will become so due, the Bank (or the Receiver) may pay the proceeds of any recoveries effected by it into the Security Account.

8.3  No liability as mortgagee in possession

     Neither the Bank nor any Receiver will be liable, by reason of entering into possession of a Charged Asset, to account as mortgagee in possession or for any loss on realisation or for any default or omission for which a mortgagee in possession might be liable.

8.4  Agent of the Borrower

     Each Receiver is deemed to be the agent of the Borrower for all purposes and accordingly is deemed to be in the same position as a Receiver duly appointed by a mortgagee under due Act. The Borrower alone shall be responsible for his contracts, engagements, act, omissions, defaults and losses and for liabilities incurred by him and that Bank shall incur any liability (either to the Borrower or to any other person) by reason of the Bank making his appointment as a Receiver or for any other reason.

8.5  Privileges

     Each Receiver and the Bank is entitled to all the rights, powers, privileges and immunities conferred by the Act on mortgagees and receivers when such receivers have been duly appointed under the Act, except that
     Section 103 of the Act does not apply.

8.6  Protection of third parties

     No person (including a purchaser) dealing with the Bank or a Receiver or its or his agents will be concerned to enquire:

     (a)  whether the Secured Liabilities have become payable; or

     (b) whether any power which the Bank or the Receiver is purporting to exercise has become exercisable; or

     (c) whether any money remains due under the Credit Agreement or any other Secured Liabilities are outstanding; or

     (d)  how any money paid to the Bank or to the Receiver is to be applied.

8.7  Redemption of prior mortgages

     At any time after the security constituted by this Deed has become enforceable, the Bank may:

     (a)  redeem any prior Security Interest against any Charged Asset; and/or

     (b)  procure the transfer of that Security Interest to itself; and/or

     (c) settle and pass the accounts of the prior mortgagee, chargee or encumbrancer (and any accounts so settled and passed shall be conclusive and binding on the Borrower).

     All principal moneys, interest, costs, charges and expenses of and incidental to any such redemption and/or transfer shall be paid by the Borrower to the Bank on demand.

9.   RECEIVER

9.1  Appointment of Receiver

     At any time after the security constituted by this Deed becomes enforceable or, if the Borrower so requests the Bank in writing, at any time, the Bank may without further notice appoint under seal or in writing under its hand any one or more qualified persons to be a Receiver of all or any part of the Charged Assets in like manner in every respect as if the Bank had become entitled under the

     Act to exercise the power of sale conferred under the Act. In this Deed "qualified person" means a person who, under the Insolvency Act 1986, is qualified to act as a receiver of the property of any company with respect to which he is appointed or an administrative receiver of any such company.

9.2  Removal

     The Bank may by writing under its hand (subject to any requirement for an order of the court in the case of an administrative receiver) remove any Receiver appointed by it and may, whenever it deems it expedient, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated.

9.3  Remuneration

     The Bank may fix the remuneration of any Receiver appointed by it.

9.4  Relationship with Bank

     To the fullest extent permitted by law, any right, power or discretion conferred by this Deed (either expressly or impliedly) upon a Receiver of the Charged Assets may after the security created by this Deed becomes enforceable be exercised by the Bank in relation to any Charged Asset without first appointing a Receiver or notwithstanding the appointment of a Receiver.

10.  POWERS OF RECEIVER

10.1 General

     (a) Each Receiver has, and is entitled to exercise, all of the rights, powers and discretions set out below in this Clause 10 (Powers of Receiver) in addition to those conferred by the Act on any receiver appointed under the Act.

     (b) If there is more than one Receiver holding office at the same time, each Receiver may (unless the document appointing him states otherwise) exercise all of the powers conferred on a Receiver under this Deed individually and to the exclusion of any other Receivers.

     (c) A Receiver who is an administrative receiver of the Borrower has all the rights, powers and discretions of an administrative receiver under the Insolvency Act 1986.

10.2 Possession

     A Receiver may take immediate possession of, get in and collect any Charged Assets.

10.3 Carry on business

     A Receiver may carry on the business of the Borrower as he thinks fit.

10.4 Protection of assets

     A Receiver may do any act which the Borrower might do in the ordinary conduct of its business as well for the protection and/or improvement of the Charged Assets as he may think fit.

10.5 Borrow money

     A Receiver may raise and borrow money either unsecured or on the security of any Charged Asset either in priority to the security constituted by this Deed or otherwise and generally on any terms and for whatever purpose which he thinks fit. No person lending that money is concerned to enquire as to the propriety or purpose of the exercise of that power or to check the application of any money so raised or borrowed.

10.6 Sale of assets

     A Receiver may sell, exchange, convert into money and realise any Charged Asset by public auction or private contract and generally in any manner and on any terms which he thinks proper. The consideration for any such transaction may consist of cash, debentures or other obligations, shares, stock or other valuable consideration may be payable in a lump sum or by installments spread over such period as he thinks fit.

10.7 Compromise

     A Receiver may settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of the Borrower or relating in any way to any Charged Asset.

10.8 Legal actions

     A Receiver may bring, prosecute, enforce, defend and abandon all actions, suits and proceedings in relation to any Charged Asset which may seem to him to be expedient.

10.9 Receipts

     A Receiver may give valid receipts for all moneys and execute all assurances and things which may be proper or desirable for realising any Charged Asset.

10.10 Subsidiaries

      A Receiver may form a Subsidiary of the Borrower and transfer to that Subsidiary any Charged Asset.

10.11 Delegation

      A Receiver may delegate his powers in accordance with Clause 13 (Delegation).

10.12 Other powers

      A Receiver may:

      (a) do all other acts and things which he may consider desirable or necessary for realising any Charged Asset or incidental or conducive to any of the rights, powers or discretions conferred on a Receiver under or by virtue of this Deed; and

      (b) exercise in relation to any Charged Asset all the powers, authorities and things which he would be capable of exercising if he were the owner with full title guarantee of the same,

      and may use the name of the Borrower for any of the above purposes.

11.   APPLICATION OF PROCEEDS

      Any moneys received by the Bank or any Receiver after this Deed has become enforceable shall, subject to the payment of any claims having priority to this security and to the Bank's and/or Receivers rights under Clause 6.3 or Clause 10 be applied in the following orders of priority (but without prejudice to the right of the Bank to recover any shortfall from the Borrower):

      (a) in satisfaction of or provision for all costs and expenses incurred by any Receiver and of all remuneration due to the Receiver under this Deed;

      (b) in or towards payment of the Secured Liabilities arising under or in respect of the Credit Agreement (or such part of them as in then due and payable) in accordance with Clause 2.02 and all other applicable provisions, of the Credit Agreement.

      (c) or in towards payment of the other Secured Liabilities (or such part of them as is then due and payable or where no amount is then due and payable but at a time when amounts may or will become due, such proceeds will be paid to the Security Account); and

      (d) in payment of the surplus (if any) to the Borrower or other person entitled to it.

12.  EXPENSES AND INDEMNITY

12.1 Undertaking to pay

     All costs, charges and expenses properly incurred and all payments made by the Bank, any Receiver or other person appointed under this Deed in the lawful exercise of the powers conferred by this Deed (whether or not occasioned by any act, neglect or default of the Borrower) shall carry interest (before as well as after judgement) at the Default Rate from the due date for payment until the date it is unconditionally and irrevocably paid and discharged in full. The amount of all such costs, charges, expenses and payments and all interest thereon and all remuneration payable under this Deed shall be payable by the Borrower on demand. All such costs, charges, expenses and payments shall be paid and charged as between the Bank and the Borrower on the basis of a full indemnity and not on the basis of party or any other kind of taxation.

12.2 Indemnity

     The Bank and every Receiver, attorney, manager, agent or other person appointed by the Bank under this Deed shall be entitled to be indemnified out of the Charged Assets in respect of all liabilities and expenses properly incurred by them in the execution or purported execution of any of the powers, authorities or discretions vested in them by this Deed and against all actions, proceedings, costs, claims and demands in respect of any matter or those done or omitted in any way relating to the Charged Assets and the Bank and any Receiver may retain and pay all sums in respect of the same out of any moneys received under the powers conferred by this Deed. Notwithstanding the foregoing, neither the Bank nor the Receiver and no person appointed by the Bank as aforesaid shall be entitled to be indemnified in respect of any part of the foregoing which results from that party's negligence or wilful misconduct.

13.  DELEGATION

     The Bank and any Receiver may delegate by power of attorney or in any other manner to any properly qualified person any right, power or discretion exercisable by them under this Deed in relation to the Charged Assets or any part thereof. Any such delegation may be made upon the terms (including power to sub-delegate) and subject to any regulations which the Bank or such Receiver (as the case may be) may think fit. Neither the Bank nor any Receiver will be in any way liable or responsible to the Borrower for any loss or liability arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate except to the extent attributable to its wilful misconduct.

14.  FURTHER ASSURANCES

     The Borrower shall, at its own expense, take whatever action the Bank or a Receiver may require for:

     (a) perfecting or protecting the security intended to be created by this Deed over any Charged Asset (including, without limitation, for converting any fixed charge into a legal or equitable assignment);

     (b) facilitating (if and when the security constituted by this Deed become enforceable) the realisation of any Charged Asset or the exercise of any right, power or discretion exercisable, by the Bank or any Receiver or any of its or their delegates or sub-delegates in respect of any Charged Asset, including the execution of any transfer, conveyance, assignment or assurance or any property whether to the Bank or to its nominees, and the giving of any notice, order or direction and the making of any registration which in any such case the Bank may reasonably think expedient.

15.  POWER OF ATTORNEY

     The Borrower, by way of security, irrevocably and severally appoints the Bank, each Receiver and any of their delegates or sub-delegates to be its attorney to take any action which the Borrower is required to do but fails to do under this Deed, including under Clause 14 (Further Assurances). The Borrower ratifies and confirms whatever any attorney does or purports to do pursuant to its appointment under this Clause.

16.  MISCELLANEOUS

16.1 Covenant to pay

     The Borrower shall pay or discharge the Secured Liabilities in the manner provided for in the Credit Agreement (or otherwise in accordance with their terms).

16.2 Continuing Security

     The security constituted by this Deed is continuing and will extend to the ultimate balance of all the Secured Liabilities, regardless of any intermediate payment or discharge in whole or in part.

16.3 Additional security

     The security constituted by this Deed is in addition to and is not in any way prejudiced by any other security now or subsequently held by the Bank for any Secured Liability.

16.4 Tacking

     The Bank shall perform its obligations under the Credit Agreement (including any obligation to make available further advances).

16.5 New accounts

     If the bank receives, or is deemed to be affected by, notice, whether actual or constructive, of any subsequent charge or other interest affecting any Charged Asset and/or the processes of sale of any Charged Asset, the Bank may open a new account with the

     Borrower. If the Bank does not open a new account, it shall nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice. As from that time all payments made to the Bank will be credited or be treated as having been credited to the new account and will not operate to reduce any amount for which this Deed is security.

17.  CHANGES TO THE PARTIES

17.1 Transfers by the Borrower

     The Borrower may not assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under this Deed.

17.2 Transfers by the Bank

     The Bank may assign any or all of its rights, interests and obligations under and in respect of this Deed to any person.

18.  SEVERABILITY

     If a provision of this Deed is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

     (a) the validity or enforceability in that jurisdiction of any other provisions of this Deed; or

     (b) the validity or enforceability in other jurisdictions of that or any other provisions of this Deed.

19.  COUNTERPARTS

     This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

20.  NOTICES

     Clause 8.03 of the Credit Agreement applies to this Deed as if set out in full in this Deed.

21.  WAIVERS, REMEDIES CUMULATIVE

     The rights of each party under this Deed:

     (a)  are cumulative and not exclusive of its rights under the general law;
          and

     (b)  may be waived only in writing and specifically.

     Delay in exercising or non-exercise of any such right is not a waiver of that right.

22.  RELEASE

     The Bank shall, at the request and cost of the Borrower upon the expiry of the Security Period and without recourse or warranty (save in respect of any fraud or wilful misconduct by the Bank), take whatever action is necessary to release the Charged Assets from the security constituted by this Deed and reassign to the Borrower all of the Bank's right, title and interest in or to such of the Charged Assets as are then vested in the Bank.

23.  GOVERNING LAW

     This Deed is governed by English law.

This Deed has been entered into as a deed on the date stated at the beginning of the Deed.

                                   SIGNATORIES


EXECUTED as a deed by

HORIZON EXPLORATION LIMITED acting by


/s/ RICHARD W. MCNAIRY
-------------------------------------
Richard W. McNairy
Attorney-in-Fact




BANK ONE, TEXAS, N.A. acting by


/s/ LINDA MASERA
-------------------------------------
Linda Masera
Vice President

                                   SCHEDULE 1

                 NOTICE OF ASSIGNMENT AND CHARGE OF RECEIVABLES

                                     [DATE]

To:      [Party to Assigned Document]

Address:


BANK ONE, TEXAS, N.A. (the "Bank") and HORIZON EXPLORATION LIMITED (the "Borrower" HEREBY GIVE NOTICE that by an assignment or charge contained in a charge on receivables dated October 21, 1997, made between the Borrower and the Bank, the Borrower assigned or charged to the Bank all its present and future rights, title and interest in, to all of its Book and other debts and all monies of whatever nature due, owing or payable to it (including, without limitation, the benefit of all rights, securities and guarantees enjoyed or held by it in relation to any of the above including (without limitation) all claims and moneys which at any time may be or become paid or payable to the Borrower under or in respect of the Agreement and the proceeds of any claims, awards or judgments and any returns of premium.

All moneys payable by you to the Borrower shall be paid to the Borrower's [Specify Bank Account] opened with [Specify Account Bank] (Sort Code [ ], Reference [ ]) unless and until you receive notice from the Bank to the contrary, in which event you should make all future payments as directed by the Bank. This authority and instruction is irrevocable without the prior written consent of the Bank.

Neither the Bank nor any receiver nor any delegate appointed by the Bank or any such receiver shall be at any time under any obligation or liability to you in any respect.

Please acknowledge receipt of this letter and confirm that you will pay all sums due under the Agreement as directed in this letter and comply with the other provisions of this letter by signing the acknowledgement attached to this Notice of Assignment and returning the duplicate copy to the Bank at 910 Travis, 6th Floor, Houston, Texas 77002, United States of America.

This letter is governed by English law.




--------------------------------------      -----------------------------------
For and on behalf of                        For and on behalf of
BANK ONE, TEXAS, N.A.                       HORIZON EXPLORATION LIMITED


[On duplicate]

We acknowledge receipt of a Notice of Assignment and Charge of which this is a copy and agree that we will pay all sums hereafter to become due to the Borrower as directed in the Notice of Assignment and Charge and will comply with the other terms of that Notice. We also confirm that we have not received any other notice relating to the Agreement.



--------------------------------------
For and on behalf of

                                   SCHEDULE 2

              NOTICE OF ASSIGNMENT AND CHARGE OF SECURITY ACCOUNTS

                       [On the letterhead of the Borrower]

                                     [DATE]

To:               [Account Bank]

Address: [

                ]



This letter constitutes notice to you that, by the Charge on Receivables dated [21st October, 1997] between BANK ONE, TEXAS, N.A. (the "Bank") and us (the "Charge on Receivables") (a copy of which is attached), we have assigned and charged (by way of a first fixed charge to the Bank) all of our right, title, benefit and interest in and to the [describe Security Account] (the "Security Account") including, without limitation, all monies now or in the future standing to the credit of the Security Account and our right to repayment of the balances and interest on the Security Account.

We irrevocably instruct and authorise you to:

(a)       (i)  disclose to the Bank on request to you by the Bank any information relating to the Security Account maintained by you;
               and

          (ii) comply with the terms of any written notice or instructions relating to the Charge on Receivables or monies standing to the credit of the Security Account maintained with you and the debts represented by them or received by you from the Bank, without any reference to or further authority from us and without any enquiry by you as to the justification for the disclosure or, as the case may be, validity of the notice or instructions;

(b) hold all sums from time to time standing to the credit of the Security Account maintained with you to the order of the Bank; and

(c) pay or release all or any party of the monies standing to the credit of the Security Account maintained with you in accordance with the written instructions of the Bank.

In addition to the above, please confirm to the Bank by sending the acknowledgment of this notice (referred to below) that you will waive all rights of combination, consolidation, merger or set-off that you may have over all sums deposited with you in the Security Account and credited to the Security Account.

Prior to your receipt of any written notice from the Bank that an Event of Default or an Unmatured Event of Default has occurred under the Charge on Receivables (a "Default Notice"), we shall be permitted at any time to withdraw any amount from the Security Account, but following your receipt of a Default Notice from the Bank, we shall no longer be permitted to withdraw any amount from the Security Account maintained with you without the prior written consent of the Bank.

The instructions in this letter may not be revoked or amended without the prior written consent of the Bank.

This letter is governed by English law.

Please confirm your agreement to the above by sending the attached acknowledgment to the Bank with a copy to ourselves.

Yours faithfully,



----------------------------------
(Authorised Signatory)
For and on behalf of
HORIZON EXPLORATION LIMITED


[On duplicate]


We acknowledge receipt of a Notice of Assignment and Charge of which this is a copy and agree that we will comply with the terms of that Notice. We also confirm that:

(i)  we have not received any other notice relating to the Security Account; and

(ii) we waive all rights of combination, consolidation, merger or set-off that we may have over all sums deposited in the Security Account and credited to the Security Account.


----------------------------------
For and on behalf of
[Account Bank]